Exhibit 99.1

P R E S S  R E L E A S E

Desmond Ross, President of Quantum Solar Power Corp. (Quantum) announced that on November 19, 2009, it entered into a non-binding letter of intent with Canadian Integrated Optics BC LTD. (CIO) wherein Quantum agreed to purchase the rights to CIO intellectual property as it pertains to CIO solar cell technology. The purchase by Quantum of the CIO technology will be effected with the issuance of 71,500,000 restricted shares of Quantum common stock to CIO as well as providing CIO project funding as it is associated with further solar cell product development.

As part of this transaction, Desmond Ross will return 47,000,000 shares of the Quantum common stock that he owns to the Quantum treasury.  Closing of the transaction will occur by November 30 2009.

Quantum Solar Power Corp.’s common stock is traded on the Bulletin Board operated by the Financial Industry Regulatory Authority under the symbol QSPW.

Dated this 23rd day of November 2009.
For further information, contact:

Desmond Ross, President
Quantum Solar Power Corp.
16 Midlake Blvd.
Suite 312
SE Calgary, Alberta
Canada T2X 2X7
Tel: (403) 397-7211